SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 22, 2008
SANDERSON FARMS, INC.
(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road
Laurel, Mississippi	39443

(Address of principal executive offices)	(Zip Code)
(601) 649-4030

(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3 BYLAWS OF THE REGISTRANT

Section 5 – Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 22, 2008, the Compensation Committee of the Registrant’s Board of Directors approved a 14% salary increase for Joe F. Sanderson, Jr., Chairman and Chief Executive Officer; a 10% salary increase for each of Lampkin Butts, President and Chief Operating Officer and D. Michael Cockrell, Treasurer and Chief Financial Officer; and an 8% salary increase for James A. Grimes, Secretary and Chief Accounting Officer, in each case for the 2009 fiscal year, effective November 1, 2008.
On October 23, 2008, the Registrant’s Board of Directors adopted an amendment to the Registrant’s Employee Stock Ownership Plan to amend provisions of the Plan relating to limitations on annual additions to participant accounts to reflect final Department of the Treasury regulations under Section 415 of the Internal Revenue Code of 1986, as amended. A copy of the amendment to the Plan will be filed with the Registrant’s next 10-K report.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 23, 2008, the Registrant’s Board of Directors adopted amendments to Article III of its Bylaws relating to the procedures stockholders must follow to nominate candidates for director and propose business at stockholder meetings. The amendments became effective upon their approval by the Board. Generally, the amendments require that stockholders give notice of nominations or proposals not earlier than 120 days or later than 90 days before the anniversary of the last annual meeting (or in the case of a special meeting, not earlier than 120 days or later than 90 days before the date of the special meeting). Previously, the Bylaws required that advance notice of nominations and proposed business be given no later than the 15th day following the day on which notice of the meeting was given.
As amended, the Bylaws provide that stockholders must disclose in their notices concerning proposed business or nominations all ownership interests, hedges and economic incentives, including options, warrants, short interests, dividend rights and any other derivative instruments in the Registrant’s stock. Notices must also include a description of the proposed business or, in the case of nominations, information about the nominee that would be required to be disclosed in a proxy filing in a contested election; any compensation, agreements, arrangements and understandings between the nominee and the proposing stockholder; and a signed nominee questionnaire. All director nominees (whether nominated by the Board or a stockholder) would be required to fill out the questionnaire and enter into a written representation and agreement requiring that the nominee (a) not enter into a voting commitment that has not been disclosed to the Registrant or that could interfere with the nominee’s performance of his or her fiduciary duties, (b) not enter into any undisclosed compensation arrangement in connection with service as a director, and (c) comply, if elected, with all publicly disclosed corporate governance, conflict of interest and guidelines of the Registrant.
The amendments also require that stockholders include in any request for a special meeting the same information described above, and prohibit stockholders from bringing business before a special meeting except as contained in the Registrant’s notice of meeting.
A copy of the Registrant’s Bylaws, as amended and restated, is filed herewith as Exhibit 3.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c) The following exhibit is filed with this Current Report:

Exhibit No.	Description

3	Bylaws of the Registrant, as amended and restated on October 23, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC. (Registrant)
Date: October 28, 2008	By:	/s/ D. Michael Cockrell
D. Michael Cockrell
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3	Bylaws of the Registrant, as amended and restated on October 23, 2008.